UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RENN Fund, Inc.
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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RENN Fund, Inc. The Entrepreneurial Difference RENN Fund, Inc. Announces Adjournment of Special Meeting of Shareholders

DALLAS, TX – June 5, 2017, The RENN Fund, Inc. (NYSE: RCG) (the “Fund”) today adjourned the Fund’s Special Meeting of Shareholders in order to continue soliciting additional proxies for such meeting.  The meeting, adjourned until Thursday, June 29, 2017, at 10:00 a.m. (CST) at the offices of Thompson & Knight LLP, One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas 75201.

No changes have been made to the record date or the proposals to be brought before the meeting, which are presented in the proxy statement and related materials that the Fund filed with the Securities and Exchange Commission on April 28, 2017 and previously mailed to shareholders of record as of April 20, 2017.

Eligible shareholders who have not yet voted are encouraged to vote by completing and returning proxy cards or voting in the manner set forth in the proxy statement.  The Board of Directors of the Fund recommends that shareholders vote in favor of all proposals at or prior to the new date of the Special Meeting to be held on June 29, 2017.  Shareholders who do not yet have a proxy card should contact their brokerage firm to request a replacement.

For any questions or concerns relating to the Fund proxy or its proposals, please contact:
Renn Capital Group, Inc. (www.rencapital.com)
Kathryn Semon
214-891-8294

Important Additional Information filed with the SEC

This press release is for informational purposes only. It is not a solicitation of a proxy. In connection with the special shareholder meeting, the Fund has filed with the SEC a definitive proxy statement and other relevant materials. Shareholders may obtain a free copy of the proxy statement and the other relevant materials, and any other documents filed by the Fund with the SEC, at the SEC’s web site at http://www.sec.gov. The Fund has made available or mailed a copy of the definitive proxy statement to shareholders of record on the record date. A free copy of the proxy statement, and other documents filed with the SEC by the Fund may also be obtained by directing a written request to: RENN Fund, Inc., Attn: Secretary, lynnemarie@rencapital.com. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MATTERS TO BE VOTED ON AT THE MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

11520 N. Central Expressway       Suite 162      Dallas, Texas  75243
214-891-8294      FAX:  214-891-8291